EXHIBIT 4.2

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY
    STATE SECURITIES LAW AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN
      EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION
          REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS

 THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT
   TO THE TERMS AND CONDITIONS OF THE REGISTRATION RIGHTS PROVISIONS ATTACHED
                              HERETO AS EXHIBIT A.

                           CONVERTIBLE PROMISSORY NOTE

$332,631.00                                                    November 30, 2005
                                                              New York, New York

      For good and valuable consideration, the receipt of which is hereby acknowledged, Gales Industries, Incorporated, a Delaware corporation (the "Company"), promises to pay to the order of Dario Peragallo or his registered assigns (the "Holder"), the principal sum of Three Hundred Thirty Two Thousand Six Hundred Thirty One Dollars ($332,631.00) on the earlier of (i) November 30, 2010 (the "Scheduled Due Date") and (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amount is declared due and payable by the Holder or made automatically due and payable in accordance with the terms hereof (the "Maturity Date").

      From the date hereof to (and including) the Scheduled Due Date, interest shall accrue on the unpaid principal sum of this Note at an adjustable rate equal to the "Prime Rate" (as hereinafter defined), as adjusted as provided for herein, plus 0.5% per annum. All accrued interest shall be paid together with principal on the Maturity Date. Interest shall accrue on any portion of the principal amount of this Note outstanding from time to time after the Scheduled Due Date until payment thereof in full, at a floating rate equal to the Prime Rate plus 7% per annum. For purposes hereof the "Prime Rate" means the rate publicly announced by Citibank as its "prime rate" (even though Citibank may not lend money at such rate) or, if Citibank ceases to quote such rate, the Federal Funds rate. Interest shall be calculated on the basis of a 365 or 366 day year, as the case may be, and the actual number of days elapsed and the rate of interest charged hereunder shall change effective on the first day of each calendar quarter (to wit, October 1, January 1, April 1 and July 1) to the Prime Rate in effect as of the end of such date or the most recent business day. In no event shall the Holder hereof, or any successor or permitted assign, be entitled to receive, collect or retain any amount of interest paid hereon in excess of that permitted by applicable law. All interest payable hereunder shall be paid, subject to the provisions of Section 1(e) hereof, in the number of shares of Common Stock (as defined below) equal to the quotient resulting from the division of all such interest by the Conversion Price (as defined below).

      All payments made pursuant to this Note shall be applied first to reimbursable expenses, interest accrued, if any, and then principal.

      This Note is issued pursuant to that certain Stock Purchase Agreement, dated as of July 25, 2005 (as amended, the "Stock Purchase Agreement") entered into among the Company, Peter Rettaliata, Air Industries Machining, Corp. ("AIM"), Jorge Peragallo, Luis Peragallo, and Dario Peragallo.

      The following is a statement of rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

      1. Conversion. (a) From and after January 1, 2006, all, but not less than all, of the outstanding principal amount of this Note together with interest accrued thereon through and including the effective date of such conversion, is convertible, at the option of Company, into shares of common stock of the Company ("Common Stock") at a price of forty cents ($.40) per share (the "Conversion Price"), subject to adjustment pursuant to the terms and provision hereof (as so adjusted, the "Conversion Price"), provided that on the day that the Conversion Notice (as hereinafter defined) is given by the Company to the Holder and on the Conversion Date (as hereinafter defined), the following conditions are satisfied: (i) (A) the shares of Common Stock issuable upon conversion have been registered by the Company for resale by the Holder pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the registration statement effecting such registration (the "Registration Statement") is then currently effective or (B) there is available an exemption that would permit such shares of Common Stock to be immediately resold by the Holder; and (ii) any lock-up agreement entered into by the Holder in favor of or at the request of the Company has expired or been waived. Any notice of conversion ("Conversion Notice") must be given by the Company to all Holders of record of this Note no less than thirty (30) days nor more than forty-five (45) days prior to the date set forth for conversion (the "Conversion Date"). The Conversion Notice shall remain effective only if the Registration Statement remains effective continually throughout the notice period or counsel for the Company does not revoke its opinion as to the availability of an exemption permitting immediate resale of the Common Stock. On the Conversion Date, the outstanding principal amount of this Note, and all interest accrued thereon through and including the Conversion Date, shall automatically and without further notice be deemed converted into shares of Common Stock at the Conversion Price then in effect and not later than three (3) business days after the presentation of this Note, the Company will deliver to the Holder a certificate or certificates representing the number of shares of Common Stock into which the then-outstanding principal amount of and interest accrued on this Note was converted on the Conversion Date, together with cash in lieu of fractional shares of Common Stock pursuant to Section 1(e) hereof, if applicable.

      (b) From and after the earlier of (i) January 1, 2007, and (ii) the first date on which the Company intends to effect any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger, consolidation or other combination of the Company with or into any other Company, or any sale or transfer of all or substantially all the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, all, but not less than all, of the outstanding principal amount of this Note together with interest accrued thereon through and including the effective date of such conversion, is convertible, at the option of the Holder, into shares of Common Stock at the Conversion Price. To effect such conversion, the Holder shall deliver this Note with a duly executed Conversion Notice in the form annexed hereto to the Company


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

at the address set forth herein. For purposes of a conversion by the Holder, the date upon which a Conversion Notice is received by the Company is referred to as the Conversion Date. On the Conversion Date, the outstanding principal amount of this Note, and all interest accrued thereon through and including the Conversion Date, shall automatically and without further notice be deemed converted into shares of Common Stock at the Conversion Price then in effect and not later than three (3) business days after the presentation of this Note, the Company will deliver to the Holder a certificate or certificates representing the number of shares of Common Stock into which the then-outstanding principal amount of and interest accrued on this Note was converted on the Conversion Date, together with cash in lieu of fractional shares of Common Stock pursuant to Section 1(e) hereof, if applicable.

      (c) Upon request of the Company the Holder shall cooperate in the registration under the Securities Act of the Common Stock issuable hereunder by complying with its obligations under the Registration Rights Provisions annexed hereto as Exhibit A (the "Registration Rights Provisions").

      (d) Subject to the provisions of this Section 1(d) and 1(e), the number of shares of Common Stock issuable upon conversion of this Note shall be the entire principal amount of this Note together with all accrued but unpaid interest thereon through and including the Conversion Date, divided by the Conversion Price then in effect.

            (i) If the Common Stock issuable upon conversion of the principal amount of this Note shall be changed into the same or a different number of shares of any other class or classes of stock or other equity security, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for below or a merger or consolidation as provided for below) then, concurrently with the effectiveness of such reorganization, recapitalization or other similar transaction, the securities issuable upon conversion of this Note shall be adjusted such that this Note shall be convertible into, in lieu of the number of shares of Common Stock that the Holders would otherwise be entitled to receive, a number of shares of such other class or classes of stock or other equity security equivalent to the number of shares of such class or classes that would have been issued to the Holders had they converted this Note immediately prior to such change and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section. The Conversion Price upon such conversion shall be the Conversion Price that would otherwise be in effect pursuant to the terms hereof. Notwithstanding anything herein to the contrary, the Company will not effect any such reorganization reclassification or other similar transactions unless prior to the consummation thereof, the entity that may be required to deliver stock upon the conversion of this Note shall agree by an instrument in writing to deliver such stock, cash, or other equity security to the Holder.

            (ii) If the Company at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distributions payable in securities of the Company other than shares of Common Stock and as otherwise adjusted in this Section, then and in such event provision shall be made so that the Holder receives upon conversion hereof, in addition to the number of shares of Common Stock receivable, the amount of securities of the Company that he would have received had this Note been converted into Common Stock on the date of such event and had he thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable as aforesaid during such period, subject to all other adjustments called for during such period under this Section.

            (iii) In case the Company at any time or from time to time after the date hereof shall (a) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (b) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (c) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case, the Conversion Price shall be adjusted to that price determined by multiplying the Conversion Price in effect by a fraction (x) the numerator of which shall be the number of issued and outstanding shares of Common Stock immediately before such dividend, distribution, subdivision or combination and (y) the denominator of which shall be the total number of issued and outstanding shares of Common Stock immediately after such dividend, distribution, subdivision or combination. Upon such adjustment of the Conversion Price, the number of shares of Common Stock issuable upon conversion of this Note shall be increased (in the case of a reduction in the Conversion Price) or decreased (in the case of an increase in the Conversion Price) proportionately.

            (iv) If the Company shall merge, consolidate or otherwise combine with or into another entity, this Note shall automatically become convertible into the same kind and number of shares of stock and other securities, cash or property (and upon the same terms and with the same rights) as would have been received by a holder of the number of shares of Common Stock into which this Note could have been converted immediately prior to such merger, consolidation or combination, without change to the Conversion Price. Notwithstanding anything herein to the contrary, the Company will not effect any such merger, consolidation or combination, unless prior to consummation thereof, the entity that may be required to deliver stock, cash, securities or other assets upon the conversion of this Note shall agree by an instrument in writing to deliver such stock, cash, securities or other assets to the Holder.

      (e) Upon a conversion hereunder, the Company shall not be required to issue fractional shares of Common Stock or scrip representing fractional shares of Common Stock. In lieu thereof, the Company may, if otherwise permitted, make a cash payment in respect of any fractional share based on the Conversion Price at such time. No cash payment of less than $1.00 shall be required to be given unless specifically requested by the Holder. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

      (f) The issuance of certificates for shares of Common Stock on conversion of this Note shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      (g) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note and the Convertible Promissory Note issued to Peter Rettaliata pursuant to the Stock Purchase Agreement (the "Rettaliata Note"), such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and the Rettaliata Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note and the Rettaliata Note, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      (h) In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of this Note, the Company, at its own expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall send such certificate, by prepaid courier, to the Holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment in the Conversion Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

      (i) Upon (i) the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger, consolidation or other combination of the Company with or into any other Company, or any sale or transfer of all or substantially all the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall send to the Holder at least twenty days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

      (j) The Company shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the Holders of this Note against dilution or other impairment as provided herein.

      2. Events of Default. If any of the events specified in this Section 2 shall occur (herein individually referred to as an "Event of Default"), the Holder may, so long as such condition exists, in addition to any other right, power or remedy granted to the Holder under this Note, the Stock Purchase Agreement or applicable law, either by suit in equity or by action at law, or both, declare the entire principal amount (and interest accrued thereon) immediately due and payable without presentment, demand or notice of any kind, all of which are expressly waived, provided, however, that upon the occurrence of any Event of Default described in Section 2(c), 2(d) or 2(g) hereof, the entire principal amount (and accrued interest thereon) and all other amounts shall automatically become due and payable:

            (a) Payment of principal of this Note or interest accrued thereon shall be delinquent for a period of 10 days after the due date thereof.

            (b) If the Company shall fail to observe any covenant or other provision contained in this Note (other than with respect to payment), the Stock Purchase Agreement or the Employment Agreement between the Company and Dario Peragallo, and such failure of observance shall be continuing for 10 days after the Holder has given written notice thereof;

            (c) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

            (d) If, within 45 days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 45 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

            (e) Any default of the Company under any Indebtedness (as defined below), whether such indebtedness now exists or is hereafter created, that gives the holder thereof the right to accelerate such Indebtedness, and such Indebtedness is in fact accelerated by the holder. For purposes hereof, the term "Indebtedness" shall mean (i) all obligations of the Company for borrowed money,
(ii) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments, including without limitation the Rettaliata Note and the Note (as defined in the Stock Purchase Agreement), (iii) all obligations of the Company under a lease that are required to be classified and accounted for as capital lease obligations under generally accepted accounting principles in the United States, (iv) all obligations of the Company issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs),
(v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than those issued or incurred in respect of trade payables arising in the ordinary course of business), (vi) all obligations, whether or not assumed, which are secured by liens on the property belonging to the Company or payable out of the proceeds flowing therefrom, or (vii) all obligations under any guarantee by the Company of any Indebtedness or other obligation of any other person or entity;

            (f) One or more judgments for the payment of money in an amount in excess of $100,000 in the aggregate shall be rendered against the Company or any of its subsidiaries (or any combination thereof) and shall remain undischarged for a period of ten consecutive days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon any such judgment; or

            (g) Dario Peragallo shall have terminated his employment for Good Reason (as defined in the Employment Agreement) or the Company or AIM shall have terminated the employment of Dario Peragallo without Cause (as defined in the Employment Agreement).

      3. Miscellaneous.

            3.1. Waiver and Amendment. The rights and remedies herein reserved to any party shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. The waiver by any party hereto of any breach of any provision of this Note shall not be deemed to be a waiver of the breach of any other provision or any subsequent breach of the same provision. This Note and its terms may be changed, waived or amended only by the written consent of the Company and the Holder.

            3.2. Governing Law. This Note shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions. Any legal suit, action or proceeding arising out of or based upon this Note shall be instituted in any federal or state court only in the City and County of New York, State of New York. The aforementioned choice of venue is intended to be mandatory and not permissive in nature, thereby precluding the possibility of litigation arising out of this Note in any jurisdiction other than that specified in this Section. The Holder and the Company each waive, to the fullest extent permitted by applicable law, any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section, and stipulates that the state and federal courts located in the City and County of New York, State of New York, shall have in personam jurisdiction and venue over them for the purpose of litigation any dispute, controversy or proceeding arising out of or related to this Note.

            3.3. Successors and Assigns. All of the terms and provisions of this Note shall be binding upon and inure to the benefits of the parties hereto and their respective successors, heirs and permitted assigns.

            3.4. Headings. The section headings contained in this Note are intended solely for convenience of reference and do not themselves constitute a part of this Note.

            3.5. Severability. In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal, or unenforceable.

            3.6 Costs of Collection. The Company shall reimburse Holder for all reasonable costs and expenses, including without limitation reasonable attorneys fees and costs, incurred in connection with (i) drafting, negotiating, executing and delivering any amendment, modification or waiver of, or consent with respect to, any matter relating to the rights of Holder hereunder and (ii) enforcing any provision of this Note and/or collecting any amounts due under this Note.

            3.7. Notices. All notices, requests, demands or other communications which are required to be or may be given or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or after dispatch by a recognized overnight courier to the appropriate party to whom the same is so given or made:

            To Holder at:  Dario Peragallo
                           20 Coles Place
                           Northport, New York 11768

            To Company at: Gales Industries, Incorporated
                           333 East 66th Street, 9th Floor,
                           New York, New York 10021

or to such other address as a party has designated by notice in writing to the other party in the manner provided by this Section. All such notices, requests, demands or other communications shall be deemed to have been received on the date of delivery thereof (if delivered by hand) and on the next day after sending thereof (if by overnight courier).

            3.8 Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holder.

            3.9 No Set-Off. All payments by the Company under this Note shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

            3.10 Waiver of Presentment, Demand, Etc. To the fullest extent permitted by applicable law, the Company expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity of the obligations under this Note, diligence in collection, and the benefit of any exemption or insolvency laws.

            3.11 Registration Rights. This Note is subject to and the Company agrees to the Registration Rights provisions contained in Exhibit A hereto. By accepting this Note or receiving any benefits hereunder, the Holder, and each successor Holder, hereby agrees to the provisions set forth in Exhibit A hereto.

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and issued as of the date first written above.

                                                  GALES INDUSTRIES, INCORPORATED


                                                  By: /s/ Michael A. Gales
                                                      --------------------------
                                                  Name: Michael Gales
                                                  Title: Executive Chairman

NOTICE OF CONVERSION

      The undersigned hereby irrevocably elects to convert the annexed Convertible Promissory Note (the "Note") into shares of Common Stock of Gales Industries, Incorporated and requests that certificates for such shares, or the shares issuable therefore pursuant to the terms of the Note, be issued in the name of*:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print name, address, and social security number or employer identification number)

Dated: ________________, 20___

Name of Note holder or Assignee:

-----------------------------------
(please print)

Address:

-----------------------------------

-----------------------------------

-----------------------------------

Signature:
           ------------------------------------

Signature Guaranteed: NOTE: THE ABOVE SIGNATURE MUST CORRESPOND WITH THE NAME AS
                      WRITTEN UPON THE FACE OF THE WITHIN NOTE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER, UNLESS THE WITHIN NOTE HAS BEEN ASSIGNED.

----------
* If other than the Holder specified on the Note delivered with this Notice of Conversion, the transfer is subject to compliance with applicable securities laws and the payment by the Holder of any applicable transfer or similar taxes.


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

Exhibit A to Note

                               REGISTRATION RIGHTS

      The following provisions are part of the Convertible Promissory Note (the "Note") that was initially issued to Dario Peragallo (the "Holder") on November 30, 2005, and any Note that is issued to any person who or which becomes a Holder as permitted by the Note. References to the "Note" include each such subsequently issued Note, collectively, the "Notes." As used below, the "Issuer" means Gales Industries, Incorporated its successors and assigns including without limitation the public company with which it enters into a "reverse merger" transaction; "Registered Holder" means the Holder and "Registered Holders" refers to the holders of the Notes. All capitalized terms below shall have the same meanings as in the Note, unless otherwise defined. Paragraph references below are to the paragraphs of this Exhibit A.

                               Registration Rights

      (a) Registered Holders shall have certain registration rights as follows:

            A. If Issuer shall determine to file with the Securities and Exchange Commission (the "SEC") a registration statement ("Registration Statement") under the Securities Act, registering any shares of Common Stock of Issuer, whether or not for its own account or with respect to shares owned by any person or entity, other than a Registration Statement relating to an employee benefit plan or a registration effected on Form S-4, Issuer shall (i) provide to each Registered Holder written notice thereof at least twenty days prior to the filing of such Registration Statement; and (ii) include in such Registration Statement, and in any underwriting involved therein, all of the shares into which the Notes are convertible (the "Registrable Securities"), subject to the remaining terms of this Section (a).

            B. Within fifteen (15) days after the receipt of such notice from Issuer, each Registered Holder shall give written notice to Issuer if the Registered Holder desires to have included in the Registration Statement, and in any underwriting involved therein, all of the Registrable Securities, and if a Registered Holder fails to give such notice within such period, such Registered Holder shall not have the right to have such Registered Holder's Registrable Securities registered, pursuant to such Registration Statement; provided, however, if such Registration Statement is the initial Registration Statement filed by Issuer with the SEC registering shares of capital stock of Issuer (other than a Registration Statement relating to an employee benefit plan or a registration effected on Form S-4), then Issuer shall include in such Registration Statement all the Registrable Securities held by each Registered Holder regardless of whether or not any such Registered Holder has timely given such written notice. If a Registered Holder gives such notice on a timely basis, or if otherwise required pursuant to the foregoing provisions, then Issuer shall include such Registered Holder's Registrable Securities in the Registration Statement and in any underwriting relating thereto, at Issuer's sole cost and expense, subject to the remaining terms of this Section (a).

            C. If the Registration Statement (other than the initial Registration Statement to be filed by the Company after the date hereof) relates to an underwritten offering, and the managing underwriter determines in writing that the total number of shares of Common Stock to be included in the offering, including the Registrable Securities, exceeds the amount which the managing underwriter deems to be appropriate for such offering based on market factors, the number of shares of the Registrable Securities of all Registered Holders shall be reduced in the same proportion as the remainder of the shares in such offering, other than those to be sold for the account of the Company, and each Registered Holder's Registrable Securities included in such Registration Statement will be reduced proportionately. For this purpose, if other securities in the Registration Statement are derivative securities, their underlying shares shall be included in the computation. Each Registered Holder shall enter into such agreements as may be reasonably required by the managing underwriter, provided, however, that if requested by such managing underwriter to enter into any agreement not to sell or otherwise transfer or dispose of any Registrable Securities or other securities of Issuer then held by such Registered Holder, such Registered Holder shall enter into such an agreement only if (i) such agreement is for a specified period of time that is customary under the circumstances (not to exceed 360 days in any event) following the effective date of the registration statement for such offering, (ii) such agreement contains other terms customary in such agreements and (iii) all principal stockholders of Issuer enter into agreements, substantially identical in form and substance with such agreement of such Registered Holder, covering the same period of time. Each Registered Holder shall pay to the underwriters commissions relating to the sale of their respective Registrable Securities.

            D. Other than the right to have all or any portion of its, his or her Registrable Securities included in the Issuer's initial Registration Statement after the date hereof, each Registered Holder shall have three additional opportunities to have all or any portion of its, his or her Registrable Securities registered under this Section (a) on a "piggy-back basis"; provided the Issuer shall not be obligated to register any Registrable Securities once they may be sold by the Holder thereof in accordance with Rule 144(k) promulgated under the Securities Act.

            E. Each Registered Holder shall furnish in writing to Issuer such information as Issuer shall reasonably require in connection with a Registration Statement.

      (b) In the event Issuer effects any registration under the Securities Act of any Registrable Securities pursuant to Section (a), the Issuer shall indemnify, to the extent permitted by law, and hold harmless each Registered Holder whose Registrable Securities are included in such Registration Statement (each, a "Seller"), any underwriter, any officer, director, employee or agent of such Seller or underwriter, such Seller's separate legal counsel and independent accountants, and each other person, if any, who controls such Seller or underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, judgment, fines, penalties, costs and expenses, joint or several, or actions in respect thereof including any of the foregoing incurred in settlement of any litigation, commenced or threatened, (collectively, the "Claims"), to which each such indemnified party becomes subject, under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to such registration or any other document filed under a state securities or blue sky law (collectively, the "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or insofar as any Claim is based upon or arises out of any violation by Issuer of any rule or regulation promulgated under the Securities Act applicable to Issuer in connection with such registration and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided that the Issuer shall not be liable in any such case to the extent such Claim is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to Issuer by an instrument duly executed by such Seller, which instrument provides specifically that such written information is provided for use in the preparation of such Registration Document.

      (c) In connection with any registration statement in which any Seller is participating, each Seller, severally and not jointly, to the extent permitted by law, shall indemnify and hold harmless Issuer, each of its directors, each of its officers who have signed such registration statement, each other person, if any, who controls Issuer within the meaning of Section 15 of the Securities Act, each other Seller and each underwriter, any officer, director, employee or agent of any such other Seller or underwriter and each other person, if any, who controls such other Seller or underwriter within the meaning of Section 15 of the Securities Act against any Claims to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any Claim is based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein in the light of the circumstances under which they were made, not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided, however, that such indemnification or reimbursement shall be payable only if, and only to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to Issuer by an instrument duly executed by such Seller, which instrument provides specifically that such written information is provided for use in the preparation of such Registration Documents.

      (d) Any person entitled to indemnification under Sections (b) or (c) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under Section (b) or (c), but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party under Section (b) or (c) above or otherwise, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party (which consent may not be unreasonably withheld, delayed or conditioned).

      (e) If for any reason a court of competent jurisdiction hold that the indemnity provided in Section (b) or (c) above is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of such indemnifying party and such indemnified party by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party and such parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this subsection (e) shall be several in proportion to their respective underwriting commitments and not joint.

      (f) The provisions of Sections (b) through (e) hereof shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to applicable law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

      (g) If and whenever Issuer is required by the provisions of Section (a) to register any Registrable Securities under the Securities Act, Issuer shall, as expeditiously as possible under the circumstances:

            A. Prepare and file with the SEC a registration statement with respect to such Registrable Securities on any form that may be used by Issuer and that shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof and use its best efforts to cause such registration statement to become effective as soon as possible and remain effective thereafter as provided herein, provided that prior to filing a registration statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference after the initial filing of any registration statement, Issuer will (i) furnish to each Registered Holder whose Registrable Securities are covered by such registration statement, his, her or its counsel and the underwriters, if any, copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon and (ii) use its best efforts to reflect in each such document, when so filed with the SEC, such comments as are reasonably proposed.

            B. Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act, and any regulations promulgated thereunder, with respect to the sale or other disposition of all Registrable Securities covered by such registration statement required to effect the distribution of the securities, but in no event shall Issuer be required to keep such registration statement effective for a period of more than three (3) years following the effective date of such registration statement.

            C. Furnish to the Sellers participating in the offering, and any underwriters, copies (in such quantities as are reasonably requested) of summary, preliminary, final, amended or supplemented prospectuses and any amendments or supplements thereto that update previous prospectuses or amendments or supplements thereto, in conformity with the requirements of the Securities Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the securities, but only while Issuer is required under the provisions hereof to keep such registration statement effective and current.

            D. Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as any Seller participating in the offering or any underwriter shall reasonably request, keep such registrations or qualifications in effect for so long as such registration statement is required under the provisions hereof to be kept current and effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable each participating Seller or underwriter to consummate the disposition of the Registrable Securities in such jurisdictions.

            E. Notify each Seller selling Registrable Securities and any underwriters and confirm such advice in writing, (i) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the SEC, by the National Association of Securities Dealers Inc., and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by any such entity for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) at any time when a prospectus relating to any such Registrable Securities covered by such registration statement is required to be delivered under the Securities Act, of Issuer's becoming aware that the prospectus included in such registration statement, as then in effect, such registration statement, any amendment (including a post-effective amendment) or supplement thereto, or any document incorporated by reference in any of the foregoing, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly prepare and furnish to each such Seller selling Registrable Securities or any underwriter a number (as reasonably requested by such Seller or underwriter) of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

            F. As soon as practicable after the effective date of such registration statement, and in any event within eighteen (18) months thereafter, make generally available to Sellers participating in the offering an earnings statement covering a period of at least twelve (12) consecutive months beginning after the effective date of such registration statement which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and Rule 158 thereunder. To the extent that Issuer files such information with the SEC in satisfaction of the foregoing, Issuer need not deliver the above referenced earnings statement to Seller.

            G. Upon request, deliver promptly to counsel of each Seller participating in the offering copies of all correspondence between the SEC and Issuer, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such Seller to do such investigation at such Seller's sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from such registration statement as it deems reasonably necessary. Each Seller agrees that it will use its best efforts not to interfere unreasonably with Issuer's business when conducting any such investigation and each Seller shall keep any such information received pursuant to this Subsection G confidential.

            H. For a reasonable period after the filing of such registration statement, and throughout the period during which Issuer is required to keep such registration statement effective and current, make reasonably available for inspection by each Seller, any underwriter, and any attorney, accountant or other agent retained by such Seller or underwriter, all relevant financial and other information, books and records and properties of Issuer, and cause the officers, directors, employees, counsel and independent certified public accountants of Issuer to supply all relevant information reasonably requested by such Seller, underwriter or any attorney, accountant or other agent retained by such Seller or underwriter in connection with such registration statement as is customary for similar due diligence investigations; provided, however, that any information that is designated in writing by Issuer, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Seller or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality.

            I. Provide a transfer agent and registrar located in the United States for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

            J. List the Registrable Securities covered by such registration statement on such securities exchanges or automated quotation systems on which the Common Stock may then be listed.

            K. Pay all Registration Expenses (as hereinafter defined) incurred in connection with a registration of Registrable Securities, whether or not such registration statement shall become effective; provided that each Seller shall pay all underwriting discounts, commissions, non-accountable expense allowances and transfer taxes, if any, relating to the sale or disposition of such Seller's Registrable Securities pursuant to a registration statement. As used herein, "Registration Expenses" means all expenses incident to Issuer's performance of or compliance with its obligations set forth herein, including, without limitation, (i) all registration, qualification and filing fees, (ii) all fees, costs and expenses of complying with state securities or blue sky laws (including reasonable fees, expenses and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities but no other expenses of the underwriters or their counsel), (iii) all printing, messenger, telephone and delivery expenses, (iv) the fees, expenses and disbursements of counsel for Issuer and Issuer's independent public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (v) all fees, expenses and disbursements of any other individuals or entities retained by Issuer in connection with the registration of the Registrable Securities, (vi) Securities Act liability insurance if Issuer so desires, (vii) all fees, costs and expenses incurred in connection with the listing of the Registrable Securities on each national securities exchange or automated quotation system on which Issuer has made application for the listing of its Common Stock; and (viii) all internal expenses of Issuer (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and expenses of any annual audit).

            L. Permit each Seller to rely on any representations and warranties made by Issuer to any underwriter or any opinion of counsel or "cold comfort" letter delivered to any such underwriter, and indemnify each such Seller to the same extent that Issuer indemnifies any such underwriter.

            M. Otherwise use reasonably diligent efforts to comply with all applicable provisions of the Securities Act and the rules and regulations of the SEC promulgated thereunder in connection with the registration of Registrable Securities.

      (b) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, Issuer shall use reasonably diligent efforts to:

            A. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, beginning 90 days after Issuer registers a class of securities under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or completes a registered offering under the Securities Act;

            B. File with the SEC in a timely manner all reports and other documents required of Issuer under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

            C. Furnish to any Registered Holder promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after Issuer completes a registered offering under the Securities Act), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Issuer, and such other reports and documents of Issuer and other information in the possession of or reasonably obtainable by Issuer as a Registered Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Registered Holder to sell Registrable Securities without registration under the Securities Act.

The parties have executed this Exhibit A to Note as of the date first written above.


                                                   GALES INDUSTRIES INCORPORATED


                                                   By: /s/ Michael A. Gales
                                                       -------------------------
                                                   Name: Michael A. Gales
                                                   Title: Executive Chairman


                                                   /s/ Dario Peragallo
                                                   -----------------------------
                                                   Dario Peragallo